Exhibit 10.5

Execution Version

JUNIOR INTERCREDITOR AGREEMENT

JUNIOR INTERCREDITOR AGREEMENT dated as of March 31, 2014, (this “Agreement”), among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (the “Borrower”), the other Grantors party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility (together with its successors and assigns, in such capacity, the “Revolving Agent”) and as collateral agent with respect to the Revolving Credit Facility (together with its successors and assigns, in such capacity, the “Revolving Collateral Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Pari Passu Facility (together with its successors and assigns in such capacity, the “Pari Passu Agent”) and as collateral agent with respect to the Pari Passu Facility (together with its successors and assigns, in such capacity, the “Pari Passu Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture (together with its successors and assigns, in such capacity, the “Notes Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for with respect to the Notes (together with its successors and assigns, in such capacity, the “Notes Collateral Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent under the Second Lien Loan Agreement (together with its successors and assigns, in such capacity, the “Second Lien Agent”) and as collateral agent for the Second Lien Secured Parties (together with its successors and assigns, in such capacity, the “Second Lien Collateral Agent”).

WHEREAS, the Borrower, the Revolving Agent, the Revolving Collateral Agent and certain financial institutions and other entities are parties to a Revolving Credit Facility pursuant to which such financial institutions and other entities have agreed to make revolving loans and extend other financial accommodations to the Borrower;

WHEREAS, the Borrower, the Pari Passu Agent, the Pari Passu Collateral Agent and certain financial institutions and other entities are parties to a Pari Passu Facility pursuant to which such financial institutions and other entities have agreed to make term loans to the Borrower;

WHEREAS, the Borrower, the other Grantors party thereto, as guarantors, and the Notes Trustee are parties to the Indenture dated as of March 31, 2014 (the “Notes Indenture”), pursuant to which the Borrower has agreed to issue senior secured notes due 2022 (the “Notes”);

WHEREAS, the Borrower, the Second Lien Agent, the Second Lien Collateral Agent and certain financial institutions and other entities are parties to the Second Lien Loan Agreement dated as of March 31, 2014 (the “Second Lien Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make term loans to the Borrower;

WHEREAS, the Borrower and the other Grantors have granted to the First Priority Secured Parties security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Borrower and the other Grantors have granted to the Second Priority Secured Parties security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

Section 1. Definitions.

1.1 Defined Terms. The following terms, as used herein, have the following meanings:

“Additional Collateral Agent” has the meaning set forth in Section 9.3.

“Additional First Priority Agreement” means any agreement designated as such in writing by the Borrower; provided that (a) the obligations incurred pursuant to such agreement are permitted to be incurred and secured on a pari passu basis with the then extant First Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement and (b) the Borrower shall have delivered to each Collateral Agent (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an Authorized Officer of the Borrower and (ii) a certificate of an Authorized Officer of the Borrower describing the obligations incurred pursuant to such agreement to be designated as additional First Priority Obligations and the initial aggregate principal amount or face amount thereof, together with the aggregate commitments thereunder, and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement.

“Additional Second Priority Agreement” means any agreement designated as such in writing by the Borrower; provided that (a) the obligations incurred pursuant to such agreement are permitted to be incurred and secured on a pari passu basis with the then extant Second Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement and (b) the Borrower shall have delivered to each Collateral Agent (i) true and complete copies of such agreement and security documents relating to such agreement, certified as being true and correct by an Authorized Officer of the Borrower and (ii) a certificate of an authorized officer describing the obligations incurred pursuant to such agreement to be designated as additional Second Priority Obligations and the initial aggregate principal amount or face amount thereof, together with the aggregate commitments thereunder, and certifying that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant Second Priority Obligations by the terms of each then extant First Priority Agreement and Second Priority Agreement.

“Affiliate” means, of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Agents” means the collective reference to the Revolving Agent, the Pari Passu Agent, the Notes Trustee, the Second Lien Agent, the Additional Agents and the Collateral Agents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer, any vice president, treasurer, general counsel or another executive officer of such Person.

“Bailee Collateral Agent” has the meaning assigned to such term in Section 2.3(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Borrower” has the meaning ascribed to such term in the preamble.

“Cash Management Obligations” means, with respect to any Grantor, obligations of such Grantor owed to any lender under the First Priority Agreement or any Affiliate thereof in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs.

“Cash Collateral” has the meaning assigned to such term in Section 3.6(c).

“Collateral Agents” means, collectively, the Revolving Collateral Agent, the Pari Passu Collateral Agent, the Notes Collateral Agent, the Second Lien Collateral Agent and any Additional Collateral Agent.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, the Second Priority Security Document that creates a security interest in the same Common Collateral and granted by the same Grantor.

“Controlled Common Collateral” has the meaning assigned to such term in Section 2.3(b).

“DIP Financing” has the meaning assigned to such term in Section 5.2.

“Discharge of First Priority Obligations” means, subject to any reinstatement of First Priority Obligations in accordance with this Agreement (a) payment in full in cash of the principal of and interest (including Post Petition Interest) and premium, if any that is then due and payable, on all First Priority Obligations and termination of all commitments of the First Priority Secured Parties to lend or otherwise extend credit under the First Priority Documents, (b) payment in full in cash of all other First Priority Obligations (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid (other than First Priority Obligations consisting of Cash Management Obligations and Secured Hedging Agreements so long as arrangements reasonably satisfactory to the counterparties thereto have been made), and (c) termination or cash collateralization (in an amount (not to exceed 105% of the aggregate undrawn face amount of such letters of credit) and manner, and on terms, reasonably satisfactory to the applicable issuing lender thereof) of all letters of credit issued under the First Priority Documents.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including, without limitation, (a) any rights of set-off or recoupment, (b) any right to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code and (c) the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, attempting any action to take possession of, any Common Collateral, or exercising any right, remedy or power with respect to, or otherwise taking any action to enforce their rights or interests in or realize upon the Common Collateral.

“Enforcement Notice” has the meaning assigned to such term in Section 3.6.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Document.

“First Lien Credit Agreement” means the First Lien Credit Agreement dated as of March 31, 2014, by and among the Borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended in accordance with the terms of this Agreement and the Secured Documents and including any Replacement First Priority Agreement in respect of the foregoing. For the avoidance of doubt, to the extent any portion of any indebtedness (including, the Revolving Facility and/or the Term Facility) under the First Lien Credit Agreement in effect as of the date hereof is replaced, consolidated, restructured or refinanced in whole or in part under one or more separate agreements, successor agreements or replacement agreements, all such agreements for purposes of this Agreement shall be deemed a “First Lien Credit Agreement”.

“First Priority Agreement” means the collective reference to (a) the First Lien Credit Agreement, (b) the Notes Indenture, (c) any Additional First Priority Agreement and (e) any Replacement First Priority Agreement. Except as otherwise expressly provided herein, any reference to the First Priority Agreement hereunder shall be deemed a reference to the applicable First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Collateral Agents” means the Collateral Agents in respect of First Priority Obligations.

“First Priority Documents” means, collectively, the First Priority Agreement, each First Priority Security Document, and each First Priority Guarantee and each of the other agreements, documents, and instruments providing for or evidencing any other First Priority Obligation and any other document or instrument executed or delivered at any time in connection with any First Priority Obligation (including any intercreditor or joinder agreement among holders of First Priority Obligations), to the extent such are effective at the relevant time.

“First Priority Guarantees” means any guarantee by any Grantor of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien on any asset of any Grantor created by the First Priority Security Documents.

“First Priority Obligations” mean (a) all “Obligations” under, and as defined in, the First Priority Security Documents and (b) with respect to each other First Priority Agreement (i) all principal of, and interest (including without limitation any Post-Petition Interest) and premium (if any) on, all loans made or other indebtedness (contingent or otherwise) of any Loan Party issued or incurred pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such First Priority Agreement, (iii) all Cash Management Obligations, (iv) all Hedging Obligations and (v) all guarantee obligations of, or fees, expenses and other amounts payable by any Grantor from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

Notwithstanding the foregoing contained in this defined term of First Priority Obligations, if the sum of (1) the principal amount outstanding under the First Priority Documents plus (2) the aggregate undrawn face amount of any outstanding letters of credit under the First Priority Documents and any unreimbursed drawings of any letters of credit issued under the First Priority Documents (such sum, the “First Priority Outstanding Amount”) exceeds the Maximum First Priority Amount, then only that portion of the First Priority Outstanding Amount equal to the Maximum First Priority Amount shall be First Priority Obligations and interest and reimbursement obligations with respect to the First Priority Outstanding Amount shall only constitute First Priority Obligations to the extent related to the First Priority Outstanding Amount.

“First Priority Representative” means, at the time of determination, the Collateral Agent for the applicable First Lien Obligations that has the right to exercise rights and remedies pursuant to the Pari Passu Intercreditor Agreement at such time. On the date hereof, the First Priority Representative is the Revolving Agent.

“First Priority Secured Parties” means, collectively, the Revolving Agent, the Pari Passu Agent, the Notes Trustee, the First Priority Collateral Agents, the First Priority Representative and any other holders of First Priority Obligations in such capacity.

“First Priority Security Documents” means the Security Documents (as defined in the Notes Indenture), the Security Documents (as defined in the First Lien Credit Agreement) and any other documents that are designated under any First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement, in each case solely to the extent they relate to the Grantors (and not, for the avoidance of doubt, to the extent they relate to any Pulitzer Entities, if applicable).

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Grantor” means (a) the Borrower, (b) each other Lee Entity and (c) any other Person (other than a Pulitzer Entity) in which the Borrower or any other Lee Entity holds an ownership interest, in each case (a) through (c), that is, at any time of determination, a party to any First Priority Security Document or Second Priority Security Document.

“Grantor Joinder Agreement” has the meaning assigned to such term in Section 9.13.

“Hedging Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any lender under the First Priority Agreement or any Affiliate thereof pursuant to (i) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Grantor is party or a beneficiary, (ii) any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract or other similar agreement as to which such Grantor is a party or a beneficiary or (iii) any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by such Grantor, in each case designed to protect against fluctuations in interest rates, currency values or commodity prices, and including interest and Post-Petition Interest thereon.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower or any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Borrower or any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower or any Grantor.

“Lee Entity” means the Borrower and its subsidiaries other than any of the Pulitzer Entities.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, in each case in the nature of security, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maximum First Priority Amount” shall mean “Maximum First Priority Amount” under, and as defined in, the Second Lien Loan Agreement (as the same is in effect on the date hereof), less the aggregate amount of all (x) mandatory payments of the principal of the term loans and all permanent reductions of the revolving credit commitments under the First Lien Credit Agreement or any Additional First Priority Agreement and (y) payments as a result of any mandatory offers or redemptions of the Notes.

“Notes” has the meaning assigned to such term in the recitals.

“Notes Collateral Agent” has the meaning ascribed to such term in the preamble.

“Notes Indenture” has the meaning assigned to such term in the recitals.

“Notes Trustee” has the meaning assigned to such term in the recitals.

“Pari Passu Agent” has the meaning ascribed to such term in the preamble.

“Pari Passu Collateral Agent” has the meaning ascribed to such term in the preamble.

“Pari Passu Facility” means the Term Loan Facility (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement dated as of March 31, 2014, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Pari Passu Intercreditor Agreement” has the meaning set forth in Section 9.1 hereof.

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Post-Petition Interest” means in respect of any indebtedness (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency Proceeding in accordance with the rate specified in the applicable agreement with respect to such indebtedness, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency Proceeding, and (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the secured parties and payable by a Grantor under a First Priority Document in respect of such indebtedness on or after the commencement of an Insolvency Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency Proceeding.

“Pulitzer Entities” means Pulitzer Inc. and each of its direct or indirect subsidiaries.

“Purchase” has the meaning set forth in Section 3.6.

“Purchase Notice” has the meaning set forth in Section 3.6.

“Purchase Price” has the meaning set forth in Section 3.6.

“Purchasing Parties” has the meaning set forth in Section 3.6.

“Recovery” has the meaning assigned to such term in Section 5.5.

“Replacement Agreement” means as to any First Priority Agreement or Second Priority Agreement then extent, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other similar agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace or refinance in whole or in part the indebtedness and other obligations outstanding under such First Priority Agreement or Second Priority Agreement, as applicable,

“Replacement First Priority Agreement” means, at any time, a Replacement Agreement with respect to any First Priority Agreement then extant unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder;

provided that the collateral agent for any such Replacement Agreement becomes a party hereto by executing and delivering a Joinder Agreement.

“Replacement Second Priority Agreement” means, at any time, a Replacement Agreement with respect to any Second Priority Agreement then extant unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Priority Agreement hereunder; provided that the collateral agent for any such Replacement Agreement becomes a party hereto by executing and delivering a Joinder Agreement.

“Revolving Agent” has the meaning ascribed to such term in the preamble.

“Revolving Collateral Agent” has the meaning ascribed to such term in the preamble.

“Revolving Credit Facility” means the Revolving Facility under, and as defined in, the First Lien Credit Agreement.

“Second Lien Agent” has the meaning ascribed to such term in the preamble.

“Second Lien Collateral Agent” has the meaning ascribed to such term in the preamble.

“Second Lien Loan Agreement” has the meaning assigned to such term in the recitals.

“Second Lien Credit Documents” means the Second Lien Loan Agreement and the other “Credit Documents” as defined in the Second Lien Loan Agreement.

“Second Priority Agreement” means the collective reference to (a) the Second Lien Loan Agreement (b) any Additional Second Priority Agreement and (c) any Replacement Second Priority Agreement. Except as otherwise expressly provided herein, any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Grantor, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligations.

“Second Priority Documents” means, collectively, the Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee and each of the other agreements, documents, and instruments providing for or evidencing any other Second Priority Obligations (including any intercreditor or joinder agreement among holders of Second Priority Obligations), to the extent such are effective at the relevant time.

“Second Priority Guarantee” means any guarantee by any Grantor of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien on any asset of any Grantor created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) all “Obligations” under, and as defined in, the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement (i) all principal of, and interest and premium (if any) on, all loans made or other indebtedness (contingent or otherwise) of any Grantor issued or incurred pursuant to the Second Priority Agreement, and (ii) all guarantee obligations of, or fees, expenses and other amounts payable by any Grantor from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Second Priority Representative” means the Collateral Agent in respect of the Second Priority Obligations. On the date hereof, the Second Priority Representative is the Second Lien Collateral Agent.

“Second Priority Secured Parties” means, collectively, the Second Lien Agent, the Second Lien Collateral Agent, the Second Priority Representative and any other holders of Second Priority Obligations in such capacity.

“Second Priority Security Documents” means the “Security Documents” as defined in the Second Lien Loan Agreement and any documents that are designated under any Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement, in each case solely to the extent they relate to the Grantors (and not, for the avoidance of doubt, to the extent they relate to any Pulitzer Entities).

“Secured Documents” means First Priority Documents and Second Priority Documents.

“Secured Hedging Agreement” has the meaning assigned to the term in the First Priority Security Documents.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.1.

“Surviving Obligations” has the meaning set forth in Section 3.6.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.3 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.

1.4 Terms Generally. The definitions in this Section shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.

Section 2. Lien Priorities.

2.1 Subordination of Liens.

(a) Any and all Liens on assets or on the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) The First Priority Secured Parties acknowledge and agree that the Second Priority Secured Parties have been granted Liens upon all of the Common Collateral, and the First Priority Secured Parties hereby consent thereto. The subordination of all Liens of any Second Priority Secured Party on assets or Common Collateral of the Grantors by the Second Priority Secured Parties in favor of the First Priority Liens on such assets or Common Collateral shall not be deemed to subordinate any Liens of the Second Priority Secured Parties to any Liens other than (x) the First Priority Liens on such assets or Common Collateral securing the First Priority Obligations and (y) Liens that are permitted under the First Priority Documents and the Second Priority Documents to be senior to the First Priority Liens and the Second Priority Liens.

2.2 Nature of First Priority Obligations. The Second Priority Secured Parties acknowledge that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that, without limitation of any provision of the Second Priority Agreement to the contrary, the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens.

(a) The Second Priority Secured Parties agree that, solely with respect to Common Collateral, all Second Priority Security Documents that are publicly filed (excluding any UCC financing statements) shall contain the following notation: “The lien and security interest created by this agreement on the property of the Lee Entities described herein is junior and subordinate, in accordance with the provisions of the Junior Intercreditor Agreement dated as of March 31, 2014, among the collateral agents named therein, Lee Enterprises, Incorporated, and the other Grantors referred to therein, among others, as amended from time to time, to the First Priority Lien referred to therein in such property.”.

(b) The First Priority Collateral Agents hereby agree that, to the extent that they hold a Lien on any Common Collateral that can be perfected by the possession or control of such Common Collateral or of any deposit, securities or other account in which such Common Collateral is held, and if such Common Collateral or any such account is in fact in the possession or under the control of such First Priority Collateral Agent (such Common Collateral being referred to herein as the “Controlled Common Collateral”), such First Priority Collateral Agent shall, solely for the purpose of perfecting the Liens of any other Collateral Agent granted on such Common Collateral under any Secured Documents and subject to the terms and conditions of this Section, also hold such Controlled Common Collateral as gratuitous bailee and sub-agent for each such other Collateral Agent (any such Collateral Agent holding any Controlled Shared Collateral as gratuitous bailee and sub-agent being referred to herein as the “Bailee Collateral Agent”). In furtherance of the foregoing, each other Collateral Agent appoints each Bailee Collateral Agent (and each Bailee Collateral Agent accepts such appointment) as such Collateral Agent’s gratuitous bailee and sub-agent hereunder with respect to any Controlled Common Collateral that such Bailee Collateral Agent possesses or controls at any time solely for the purpose of perfecting a Lien on such Controlled Common Collateral. It is further understood and agreed that as of the date hereof, the First Priority Representative shall be the Bailee Collateral Agent and be granted possession of all possessory Controlled Shared Collateral.

2.4 No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that (a) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any Second Priority Obligations if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) there shall be no Lien, and no Grantor shall have any right to create any Lien, on any assets of any Grantor securing any First Priority Obligations if these same assets are not subject to, and do not become subject to, a Lien securing the Second Priority Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties and the Second Priority agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5 Prohibition on Contesting Liens. Each of the Second Priority Secured Parties and each of the First Priority Secured Parties, agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien held by or on behalf of any of the First Priority Secured Parties in the First Priority Collateral or by or on behalf of any of the Second Priority Secured Parties in the Second Priority Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Priority Secured Party or any Second Priority Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority and exclusive enforcement of the Liens securing the First Priority Obligations as provided in Sections 2.1 and 3.1. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its Liens on the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Liens on the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

Section 3. Enforcement Rights.

3.1 Exclusive Enforcement.

(a) At any time prior to the Discharge of First Priority Obligations, whether or not an Insolvency Proceeding has been commenced by or against the Borrower or any Grantor, the First Priority Representative on behalf of the First Priority Secured Parties shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and will also have the exclusive right to determine the time and method and place for exercising such right or remedy or conducting any proceeding with respect thereto. So long as the Discharge of First Priority Obligations has not occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower or any Grantor, no Second Priority Secured Party will be permitted to commence or maintain an enforcement action with respect to any Common Collateral; provided that the Second Priority Representative may commence an enforcement action after the passage of 150 days after the earlier of (x) the date on which the Second Priority Obligations shall have become due and payable by acceleration upon the occurrence and during the continuance of an Event of Default under and in accordance with the applicable Second Priority Documents and (y) the date on which the First Priority Representative received notice from the Second Lien Agent, the Second Lien Collateral Agent or such other agent or collateral agent or trustee of Second Priority Obligations of any such Person’s intention to exercise any rights or remedies with respect to any Second Priority Collateral after the occurrence and during the continuance of an Event of Default under the Second Priority Documents (the “Standstill Period”); provided, however, that if the First Priority Representative or any First Priority Collateral Agent on behalf of any First Priority Obligations shall have commenced and be diligently pursuing in good faith an Enforcement Action with respect to the Common Collateral, the Second Priority Representative, the Second Lien Agent, the Second Lien Collateral Agent or any agent or collateral agent or trustee of any Second Priority Obligations shall not commence or continue an Enforcement Action. The First Priority Secured Parties are under no obligation to consult with any Second Priority Secured Party at any time prior to or when exercising their rights and remedies with respect to the Common Collateral.

(b) Until the Discharge of the First Priority Obligations has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Borrower or any Grantor, subject to Section 3.1(a), the First Lien Representative shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding the release with respect to the Common Collateral without the consent of the Second Priority Secured Parties; provided that the Lien securing the Second Priority Obligations shall remain on the proceeds of such Common Collateral released subject to the relative priorities set forth in this Agreement. In exercising rights and remedies with respect to the Common Collateral, the First Priority Representative may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order in such manner as it may determine in the exercise of its sole discretion.

Notwithstanding the foregoing contained in this Section 3.1, the Second Priority Secured Parties may:

(1) take any action (not adverse to the priority status of the First Priority Liens on the Common Collateral, or the rights of any First Priority Secured Parties to exercise remedies in respect thereof or the agreements set forth in Section 2) in order to create, perfect, preserve or protect the Second Priority Liens on the Common Collateral;

(2) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(3) file any pleadings, objections, motions or agreements or take any positions that assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(4) vote on any plan of reorganization, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, not inconsistent with, or in contravention of, the express terms of this Agreement;

(5) exercise any of its rights or remedies with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted by this Section 3.1;

(6) present a cash or credit bid (in the case of any such credit bid, so long as such bid provides for the Discharge of First Priority Obligations) at any section 363 hearing or with respect to any other Common Collateral disposition; and

(7) bid for or purchase Common Collateral at any private or judicial foreclosure upon such Common Collateral initiated by any of the First Priority Secured Parties.

3.2 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Second Priority Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.3 No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.4, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.4 Actions Upon Breach.

(a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any Enforcement Action or other action or proceeding against the Common Collateral in contravention of this Agreement, the related Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any Enforcement Action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Second Priority Secured Party waives any defense that the Borrower, the other Grantors and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.6 Option to Purchase.

(a) The First Priority Representative agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within five business days after commencing any Enforcement Action with respect to Common Collateral or the institution of any Insolvency Proceeding (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Priority Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its Liens on the Common Collateral, including, without limitation, all Enforcement Actions identified in such Enforcement Notice). Following the commencement of an Enforcement Action or the institution of any Insolvency Proceeding, any Second Priority Secured Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the First Priority Representative no later than five business days after receipt by the Second Priority Representative of the Enforcement Notice, to purchase all of the outstanding First Priority Obligations from the First Priority Secured Parties. If the Second Priority Representative delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions, and shall not take any further Enforcement Actions, provided that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.6.

(b) On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a business day not less than five business days, nor more than ten business days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.6(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the outstanding First Priority Obligations; provided that the First Priority Obligations purchased shall not include any rights of the First Priority Secured Parties with respect to indemnification and other obligations of the Borrower or any Grantor that own Common Collateral under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).

(c) Without limiting the obligations of the Borrower and the Grantors that own Common Collateral under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest (including, to the extent applicable, interest at the default rate), Post-Petition Interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Hedging Obligations, the amount that would be payable by the relevant Borrower or Grantor that owns the Common Collateral thereunder if it were to terminate such Hedging Obligations on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging Obligations), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure (x) any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit) and (y) any Cash Management Obligations, (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Borrower or Grantors that own Common Collateral under the First Priority Documents as to matters or circumstances known to the First Priority Secured Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.

(d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the provisions of the Pari Passu Intercreditor Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to, and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any liens or encumbrances and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.

3.7. Second Priority Interest, Principal, Etc. Nothing in this Agreement shall prohibit the receipt by any Second Priority Secured Party of payments (including in cash) of interest, principal and other amounts owed in respect of the Second Priority Obligations unless such receipt is (x) the direct or indirect result of the exercise by any Second Priority Secured Party of rights or remedies with respect to, or enforcement of, any Second Priority Lien on Common Collateral, which exercise or enforcement is inconsistent with, or in contravention of, the express terms of this Agreement or (y) from the proceeds of an Enforcement Action required to be applied in accordance with Section 4.1 below; provided that, for the avoidance of doubt, nothing in this paragraph impairs or otherwise adversely affects any rights or remedies the First Priority Secured Parties may have with respect to the Common Collateral, including without limitation, Section 6.

Section 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral pursuant to any Enforcement Action or that occurs after any Event of Default, whether or not pursuant to an Insolvency Proceeding, or during the pendency of any Insolvency Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the Pari Passu Intercreditor Agreement and the First Priority Documents until the Discharge of the First Priority Obligations has occurred and thereafter, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents and thereafter, after payment in full of all the First Priority Obligations and Second Priority Obligations, to the Borrower and the other Grantors or their successors and assigns, as their interest may appear, or as a court of competent jurisdiction may direct. Until the Discharge of the First Priority Obligations has occurred, any Common Collateral, including any Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Second Priority Lien.

(a) Upon (i) any sale or other disposition of any Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on such Common Collateral (including any sale or other disposition pursuant to any Enforcement Action) or (ii) any other release of Common Collateral from the Lien under the First Priority Security Documents that is permitted pursuant to the terms of the First Priority Documents, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Discharge of the First Priority Obligations occurs) shall be automatically and unconditionally released with no further consent or action of any Person. The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request in writing to evidence any release of the Second Priority Lien described in this paragraph (a) of this Section 4.2. The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance.

(a) Any First Priority Secured Party and its representatives and invitees may at any time, to the extent permitted under the First Priority Documents, inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the Discharge of First Priority Obligations has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Borrower or any Grantor (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder, (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral and (iv) to apply the proceeds of any insurance or condemnation award to the First Priority Obligations in accordance with the First Priority Documents.

Section 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the Discharge of First Priority Obligations has occurred, the Second Priority Secured Parties agree that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2 Financing Matters. Until the Discharge of First Priority Obligations has occurred, if the Borrower or any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative desires to permit the use of cash collateral or to permit the Borrower or any Grantor obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any other similar provision in any Bankruptcy Law (“DIP Financing”), then the Second Priority Secured Parties (a) will be deemed to have consented to and will not object to such use of cash collateral or DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, (c) to the extent the Liens securing the First Priority Obligations are subordinated or pari passu with such DIP Financing or any “carve out”, will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens in the Common Collateral to such DIP Financing (and all obligations related thereto) on the same basis as they are subordinated to the First Priority Obligations and (d) will raise no objection to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Obligations made by the First Priority Representative or any First Priority Secured Party; provided that (A) such DIP Financing shall not, together with the First Priority Outstanding Amount, exceed the sum of the Maximum First Priority Amount, plus $40,000,000, (B) the

Second Priority Secured Parties shall retain the right to object to any ancillary agreements or arrangement regarding the use of cash collateral or the DIP Financing that are materially adverse to the Second Priority Secured Parties, (C) if obtained by the First Priority Secured Parties, the Second Priority Secured Parties shall have the right to seek adequate protection in the form of cash payments for fees and expenses only, (D) the Second Priority Secured Parties shall have the right to object to any DIP Financing that compels the Borrower or any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing agreement and (E) the proposed cash collateral order or DIP Financing agreement does not expressly require the sale of all or substantially all of the Common Collateral prior to a default under such cash collateral order or such DIP Financing agreement.

5.3 Relief From the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Second Priority Secured Parties will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4 Adequate Protection. Until the Discharge of First Priority Obligations has occurred, the Second Priority Secured Parties agree that none of them shall contest (or support any other Person contesting) (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection, (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) assert or support or enforce any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding the foregoing, in any Insolvency Proceeding, (i) if the First Priority Secured Parties are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar Bankruptcy Law, then the Second Priority Representative (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral and superpriority claim, which Lien and superpriority claim is subordinated to the Liens securing and claims with respect to the First Priority Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Liens securing the First Priority Obligations under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, except if obtained by the First Priority Secured Parties, the Second Priority Secured Parties shall have the right to seek adequate protection in the form of cash payments for fees and expenses only, and (ii) in the event the Second Priority Representative seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative and the Second Priority Secured Parties agree that the First Priority Secured Parties shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing Second Priority Obligations shall be subordinated to the Liens on such collateral securing First Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the holders of the First Priority

Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to such Liens securing the First Priority Obligations under this Agreement.

5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Borrower or Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Discharge of First Priority Obligations, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made on behalf of the First Priority Obligations in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, until the Discharge of First Priority Obligations has occurred, the Second Priority Secured Parts will not object to, and will not otherwise contest any order relating to a sale of assets of the Borrower or any Grantor for which the First Priority Representative has consented that provides, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement.

5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses and any other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the Second Priority Obligations held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.

5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly prohibited hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9 Plans of Reorganization. Nothing in this Agreement shall impair the rights of any Second Priority Secured Party to propose, support, or vote in favor of or against any plan of reorganization or similar plan or scheme in any Insolvency Proceeding, so long as such plan or scheme is not inconsistent with, or in contravention of, the express terms of this Agreement, provided that in the case of proposing such plan of reorganization or similar plan or scheme it shall, unless otherwise approved by the First Priority Representative, provide for payment in full of the First Priority Obligations and the occurrence of the events described in clause (a), (b) and (c) of the definition of Discharge of First Priority Obligations.

5.10 Post-Petition Claims. None of the Second Priority Secured Parties shall oppose or seek to challenge any claim by any First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest or indemnities, without regard to the existence of the Liens of the Second Priority Secured Parties on the Common Collateral.

5.11 Waivers. Until the Discharge of the First Priority Obligations, each Second Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

Section 6. Second Priority Documents and First Priority Documents.

(a) Each Borrower and Grantor and the Second Priority Secured Parties agree that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.

(b) Each Borrower and Grantor and the First Priority Secured Parties agree that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Collateral Agents enter into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document (solely to the extent applicable to any Grantor and Common Collateral) without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (i) no such amendments, modifications or waivers shall provide for the security of any additional extensions of credit or add additional secured creditors in violation of the express provisions of the Second Priority Agreements, (ii) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (iii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the written consent of the Second Priority Collateral Agent and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Secured Parties expressly waive all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Secured Parties waive all notices of the acceptance of and reliance by the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Secured Parties and the First Priority Secured Parties acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Secured Parties and the First Priority Secured Parties will be entitled to manage and supervise their respective extensions of credit to the Borrower or any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate. No Agent shall, by reason of this Agreement, or any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Agent or any other Secured Party.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Borrower or any Grantor with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

Section 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the Discharge of the First Priority Obligations, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any Grantor in respect of the First Priority Obligations, or of any Second Priority Secured Party, or the Borrower or any Grantor, to the extent applicable, in respect of this Agreement.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Borrower and the Grantors) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Second Priority Obligations, or of any First Priority Secured Party, or the Borrower or any Grantor, to the extent applicable, in respect of this Agreement.

Section 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern; provided that, in the event of any conflict between the provisions of this Agreement and the intercreditor agreement dated as of the date hereof (the “Pari Passu Intercreditor Agreement”), among the First Priority Collateral Agents, the Borrower and the other Grantors party thereto, among others, the terms and conditions of the Pari Passu Intercreditor Agreement shall control as to the relative rights of the First Priority Secured Parties in respect of the First Priority Collateral.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Discharge of First Priority Obligations shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations to, or for the benefit of, the Borrower or any other Grantor.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, provided that no such amendment or modification shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Borrower’s or such Grantor’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by an Agent Joinder Agreement, and an additional Agent (an “Additional Agent”) on behalf of the Secured Parties under any Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, may become a party hereto, in accordance with Section 9.3(b) and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a subsidiary may become a party hereto, in accordance with Section 9.13, and (ii) in connection with the entering into of any Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, each collateral agent party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent with respect to such Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Replacement First Priority Agreement or Replacement Second Priority Agreement, as applicable, and are reasonably satisfactory to each such Collateral Agent.

(b) The Borrower may from time to time, subject to any limitations contained in any Secured Documents in effect at such time, designate documents governing additional, replacement or refinancing indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Grantors that would, if such Liens were granted, constitute Common Collateral as an Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, by delivering to each party hereto at such time a certificate of an Authorized Officer of the Borrower:

1. describing the agreement governing the indebtedness and other obligations being designated as an Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

2. setting forth the Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, on the closing date of under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, certified as being true and complete by an Authorized Officer of the Borrower;

3. identifying the Person that serves as administrative agent, trustee or similar representative and as collateral agent or similar representative on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable;

4. certifying that the incurrence of obligations and the creation of the Liens securing obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, do not violate or result in a default under any provision of any Secured Document in effect at such time, including this Agreement;

5. identifying obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, as First Priority Obligations or Second Priority Obligations, as applicable, and, certifying that the designation of such obligations as First Priority Obligations or Second Priority Obligations, as applicable, does not violate or result in a default under any provision of any Secured Document in effect at such time;

6. certifying that the Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, (A) in the case of the Additional Second Priority Agreement, the applicable Second Priority Security Documents in respect thereof contain the legend required in Section 2.3(a) and (B) authorizes the Person that serves as administrative agent, trustee or similar representative and as collateral agent or similar representative on behalf of the Secured Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, to become a Collateral Agent hereunder by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, the holders of obligations under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable, shall become subject to and bound by the provisions of this Agreement; and

7. attaching a fully completed Agent Joinder Agreement executed and delivered by the Person that serves as administrative agent, trustee or similar representative and as collateral agent or similar representative on behalf of the Secured

Parties under such Additional First Priority Agreement or Additional Second Priority Agreement, as applicable.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become First Priority Obligations or Second Priority Obligations, as applicable, for all purposes under this Agreement.

9.4 Information Concerning Financial Condition of the Borrower and the other Grantors. Each of the Second Priority Representative, on behalf of the other Second Priority Secured Parties, and the First Priority Representative, on behalf of the First Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that no party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction.

(a) Each First Priority Secured Party, each Second Priority Secured Party and each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Grantor or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and the Borrower and each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of each party hereto is as follows:

(a) if to any Grantor, to it (or, in the case of any Grantor other than the Borrower, to it in care of the Borrower) at:

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, IA, 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Facsimile: 563-327-2600

E-mail: carl.schmidt@lee.net

With a copy to:

Lane & Waterman LLP

220 N. Main Street, Suite 600

Davenport, IA, 52801

Attention: C. D. Waterman III

Facsimile: 563-324-1616

E-mail: dwaterman@l-wlaw.com;

(b) if to the Revolving Agent and the Revolving Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Dimple Patel

Telephone: 302-634-4154

Telecopy: 302-634-3301

E-mail: dimple.x.patel@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Neer Reibenbach

Telephone: 302-634-1678

Telecopy: 302-634-3301

E-mail: neer.reibenbach@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Timothy Lee

Telephone: 212-270-2282

Telecopy: 212-270-5100

E-mail: timothy.d.lee@jpmorgan.com;

(c) if to the Pari Passu Agent and the Pari Passu Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Dimple Patel

Telephone: 302-634-4154

Telecopy: 302-634-3301

E-mail: dimple.x.patel@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2 Floor 3

Newark, DE 19713

Attention: Neer Reibenbach

Telephone: 302-634-1678

Telecopy: 302-634-3301

E-mail: neer.reibenbach@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Timothy Lee

Telephone: 212-270-2282

Telecopy: 212-270-5100

E-mail: timothy.d.lee@jpmorgan.com;

(d) if to the Notes Trustee, to it at:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trust Services

Facsimile: 651-466-7430;

(e) if to the Notes Collateral Agent, to it at:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attention: Corporates Team, Lee Enterprises, Incorporated

Facsimile: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, 6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

Attention: Corporates Team, Lee Enterprises, Incorporated

Facsimile: 732-578-4635;

(f) if to the Second Lien Agent or the Second Lien Collateral Agent, to it at:

Wilmington Trust, N.A.

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Wilmington Trust Loan Agency Group

Telecopy: 612-217-5651;

Telephone: 612-217-5649;

E-mail: loanagency@wilmingtontrust.com; and

(g) if to any Additional Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its information for notices and other communications hereunder by notice to the other parties hereto.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of their respective successors and permitted assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement, together with the other Secured Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Documents. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13 Additional Grantors. The Borrower shall cause each Person that becomes a Grantor after the date hereof (other than any such Grantor that does not grant any Liens to secure any of the First Priority Obligations or any of the Second Priority Obligations, until such time as such Grantor does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in substantially the form set forth in Exhibit B hereto (each a “Grantor Joinder Agreement”) and otherwise reasonably satisfactory to the First Priority Representative and the Second Priority Representative.

9.14 Specific Performance. Each Collateral Agent, on behalf of itself and its respective Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent, on behalf of itself and its respective Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

9.15 Subrogation. The Second Priority Secured Parties hereby waive any rights of subrogation they may acquire as a result of any payment hereunder until the Discharge of the First Priority Obligations Payment has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Priority Obligations unless and until (and then only to the extent that) the Discharge of First Priority Obligations has occurred and the First Priority Representative delivers any such payment to the Second Priority Representative.

9.16 Trustee Capacity. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally or in its corporate capacity, but solely in its capacity as Notes Trustee under the Notes Indenture, and (b) under no circumstances shall U.S. Bank National Association be individually or personally or in its corporate capacity, liable for the payment of any indebtedness or expenses owed to any party under this Agreement, the Notes Indenture and related documentation or the Secured Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Revolving Agent and Revolving Collateral Agent

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Pari Passu Agent and Pari Passu Collateral Agent

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

Signature Page to Junior Lien Intercreditor Agreement

U.S. BANK, NATIONAL ASSOCIATION, as Notes Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

Signature Page to Junior Lien Intercreditor Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Notes Collateral Agent

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

Signature Page to Junior Lien Intercreditor Agreement

LEE ENTERPRISES, INCORPORATED

By:	/s/ Carl G. Schmidt
Name: Carl G. Schmidt
Title: Vice President, Chief Financial Officer & Treasurer

ACCUDATA, INC. JOURNAL – STAR PRINTING CO. K. FALLS BASIN PUBLISHING, INC. LEE CONSOLIDATED HOLDINGS CO. LEE PUBLICATIONS, INC. LEE PROCUREMENT SOLUTIONS CO. SIOUX CITY NEWSPAPERS, INC.

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

INN PARTNERS, L.C. By: ACCUDATA, INC., Managing Member

By:	/s/ C. D. Waterman III
Name: C. D. Waterman III
Title: Secretary

Signature Page to Junior Lien Intercreditor Agreement

EXHIBIT A

FORM OF

JUNIOR INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL COLLATERAL AGENT

Reference is made to the Junior Intercreditor Agreement dated as of March 31, 2014 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Junior Intercreditor Agreement”) among LEE ENTERPRISES, INCORPORATED, a Delaware corporation, the other Grantors party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility and as collateral agent with respect to the Revolving Credit Facility, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Pari Passu Facility and as collateral agent with respect to the Pari Passu Facility, U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for with respect to the Notes and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent under the Second Lien Loan Agreement and as collateral agent for the Second Lien Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Intercreditor Agreement Joinder is being executed and delivered pursuant to Section 9. 3 of the Junior Intercreditor Agreement.

1. Joinder. By executing and delivering this Junior Intercreditor Agreement Joinder, the undersigned as Additional Agent in its capacity as [[Administrative Agent/Trustee/other Representative] and as [Collateral Agent/Collateral Trustee/other Representative]] for holders of [First Priority Obligations][Second Priority Obligations] pursuant to [identify Additional First Priority Agreements][identify Additional Second Priority Agreements] agrees, on its own behalf and on behalf of such holders of [First Priority Obligations][Second Priority Obligations], to be bound by all the terms and provisions of the Junior Intercreditor Agreement as a Collateral Agent, as fully as if the undersigned had executed and delivered the Junior Intercreditor Agreement as of the date thereof.

2. Governing Law. This Junior Intercreditor Agreement Joinder shall be construed in accordance and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Junior Intercreditor Agreement Joinder to be executed as of                 , 20    .

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By
Name: Title:

EXHIBIT B

FORM OF

JUNIOR INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL GRANTOR

Reference is made to the Junior Intercreditor Agreement dated as of March 31, 2014 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Junior Intercreditor Agreement”) among LEE ENTERPRISES, INCORPORATED, a Delaware corporation, the other Grantors party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Facility and as collateral agent with respect to the Revolving Credit Facility, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Pari Passu Facility and as collateral agent with respect to the Pari Passu Facility, U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee under the Notes Indenture, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for with respect to the Notes and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent under the Second Lien Loan Agreement and as collateral agent for the Second Lien Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Intercreditor Agreement Joinder is being executed and delivered pursuant to Section 9.13 of the Junior Intercreditor Agreement.

3. Joinder. By executing and delivering this Junior Intercreditor Agreement Joinder, the undersigned,                     , a                     , hereby agrees to become party as a Grantor under the Junior Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Junior Intercreditor Agreement as fully as if the undersigned had executed and delivered the Junior Intercreditor Agreement as of the date thereof.

4. Governing Law. This Junior Intercreditor Agreement Joinder shall be construed in accordance and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Junior Intercreditor Agreement Joinder to be executed as of                 , 20    .

[ ]

By
Name: Title: